UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2025

CNL STRATEGIC CAPITAL, LLC

(Exact name of registrant as specified in its charter)

delaware	000-56162	32-0503849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sixth Amended and Restated Management Agreement

On June 23, 2025, CNL Strategic Capital, LLC, (the “Company”) and CNL Strategic Capital Management, LLC (the “Manager”) entered into a Sixth Amended and Restated Management Agreement (the “Management Agreement”). The Management Agreement updates the Fifth Amended and Restated Management Agreement by and between the Company and the Manager to update the accrual frequency of the Total Return Incentive Fee (as defined in the Management Agreement) from a quarterly to monthly basis to the extent that it is earned on an annual basis. Unless otherwise terminated as provided in the Management Agreement, the current one-year term of the Management Agreement is until February 7, 2026 and is subject to renewals by the Board thereafter for an unlimited number of successive one-year periods. The foregoing summary of the terms of the Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Management Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On June 23, 2025, we, through our wholly-owned subsidiary, IFPG Strategic Capital EquityCo, LLC acquired an approximately 91% indirect equity ownership interest in International Franchise Professionals Group (“IFPG”). Our total investment of approximately $113.5 million in IFPG is comprised of an indirect common equity investment of $90.5 million and a concurrent debt investment of $23.0 million made through our wholly-owned subsidiary, IFPG Strategic Capital DebtCo, LLC, in the form of a senior secured note issued by IFPG. In connection with the investment, the Company issued a press release, dated June 23, 2025 a copy of which is attached herewith as Exhibit 99.1 and incorporated by reference herein.

Determination of Net Asset Value for Outstanding Shares for the month ended May 31, 2025

On June 20, 2025, the board of directors (the “Board”) determined the Company’s net asset value per share for each share class in a manner consistent with the Company’s valuation policy, as described under “Determination of Net Asset Value” in the Company’s Prospectus. Additionally, pursuant to our share repurchase program, we conduct quarterly share repurchases to allow our shareholders to sell all or a portion of their shares back to us at a price equal to the net asset value per share as of the last date of the month immediately prior to the repurchase date. The repurchase date for our next quarterly repurchase will be June 30, 2025. This table provides the Company’s aggregate net asset value and net asset value per share for its Class FA, Class A, Class T, Class D, Class I, and Class S shares as of May 31, 2025 (in thousands, except per share data):

Month Ended May 31, 2025	Class FA	Class A	Class T	Class D	Class I	Class S	Total
Net Asset Value	$159,599	$314,982	$86,332	$110,318	$564,185	$70,459	$1,305,875
Number of Outstanding Shares	3,922	8,623	2,366	3,043	15,243	1,707	34,904
Net Asset Value, Per Share	$40.70	$36.53	$36.48	$36.25	$37.01	$41.28
Net Asset Value, Per Share Prior Month	$40.46	$36.35	$36.33	$36.08	$36.83	$41.04
Increase in Net Asset Value, Per Share from Prior Month	$0.24	$0.18	$0.15	$0.17	$0.18	$0.24

The increase in the Company’s net asset value per share for each applicable share class for the month ended May 31, 2025 was primarily driven by the increases in the fair value of twelve out of sixteen of the Company’s portfolio company investments. The fair value of four of the Company’s portfolio company investments decreased during the same period. As of May 31, 2025, the Company had total assets of approximately $1.33 billion.

Public Offering Price Adjustment

On June 20, 2025, the Board approved the new per share public offering price for each share class in the Company’s offering. The new public offering prices will be effective as of June 30, 2025 and will be used for the Company’s next monthly closing for subscriptions on June 30, 2025. The purchase price for Class A, Class T, Class D, and Class I shares purchased under our distribution reinvestment plan will be equal to the net asset value per share for each share class as of May 31, 2025. The following table provides the new public offering prices and applicable upfront selling commissions and dealer manager fees for each share class available in this offering:

	Class A	Class T	Class D	Class I
Public Offering Price, Per Share	$39.92	$38.30	$36.25	$37.01
Selling Commissions, Per Share	$2.40	$1.15
Dealer Manager Fees, Per Share	$0.99	$0.67

We have also posted this information on our website at www.cnlstrategiccapital.com. A subscriber may also obtain this information by calling us by telephone at (866) 650-0650.

Declaration of Distributions

On June 20, 2025, the Board declared cash distributions on the outstanding shares of all classes of our common shares based on a monthly record date, as set forth below:

Distribution Record Date	Distribution Payment Date	Declared Distribution Per Share for Each Share Class
		Class FA	Class A	Class T	Class D	Class I	Class S
July 25, 2025	July 28, 2025	$0.104167	$0.104167	$0.083333	$0.093750	$0.104167	$0.104167

Return Information

The following table illustrates year-to-date (“YTD”), trailing 12 months (“1-Year Return”), 3-Year Return, 5-Year Return, Annualized Return Since Inception, and cumulative total returns through May 31, 2025 (“Cumulative Total Return”), with and without upfront sales load, as applicable:

	YTD Return(1)	1-Year Return(2)	3-Year Return(3)	5-Year Return(4)	Annualized Return Since Inception(5)	Cumulative Total Return(5)	Cumulative Return Period
Class FA (no sales load)	4.2%	12.4%	34.0%	78.7%	11.0%	114.1%	February 7, 2018 – May 31, 2025
Class FA (with sales load)	-2.6%	5.1%	25.3%	67.1%	10.0%	100.2%	February 7, 2018 – May 31, 2025
Class A (no sales load)	3.9%	11.5%	30.3%	67.0%	9.9%	96.8%	April 10, 2018 – May 31, 2025
Class A (with sales load)	-4.9%	2.0%	19.2%	52.8%	8.6%	80.1%	April 10, 2018 – May 31, 2025
Class I	3.9%	11.2%	30.0%	67.1%	10.1%	98.6%	April 10, 2018 – May 31, 2025
Class T (no sales load)	3.3%	10.1%	27.6%	60.2%	9.0%	83.1%	May 25, 2018 – May 31, 2025
Class T (with sales load)	-1.6%	4.8%	21.6%	52.6%	8.2%	74.4%	May 25, 2018 – May 31, 2025
Class D	3.7%	11.0%	29.7%	65.4%	9.4%	86.4%	June 26, 2018 – May 31, 2025
Class S (no sales load)	4.3%	12.3%	35.4%	79.4%	12.2%	80.9%	March 31, 2020 – May 31, 2025
Class S (with sales load)	0.7%	8.4%	30.7%	73.2%	11.4%	74.6%	March 31, 2020 – May 31, 2025

(1)  For the period from January 1, 2025 through May 31, 2025.

(2)  For the period from June 1, 2024 through May 31, 2025.

(3)  For the period from June 1, 2022 through May 31, 2025.

(4)  For the period from June 1, 2020 through May 31, 2025.

(5)  For the period from the date the first share was issued for each respective share class through May 31, 2025. The Annualized Return Since Inception captures the average annual performance over the return period. It is calculated as a geometric average, meaning it captures the effects of compounding over time.

Total return is calculated for each share class as the change in the net asset value for such share class during the period and assuming all distributions are reinvested. The Company’s performance changes over time and currently may be different than that shown above. Past performance is no guarantee of future results. For details regarding applicable sales load, please see the “Plan of Distribution” section in the Company’s Prospectus. Class I and Class D shares have no upfront sales load.

For the five months ended May 31, 2025, sources of declared distributions on a GAAP basis were as follows:

	Five Months Ended May 31, 2025
	Amount (in 000s)	% of Total Distributions Declared
Net investment income[1]	$7,701	44.4%
Distributions in excess of net investment income[2]	9,662	55.6%
Total distributions declared	$17,363	100.0%

Cash distributions net of distributions reinvested during the period presented were funded from the following sources:

	Five Months Ended May 31, 2025
	Amount (in 000s)	% of Cash Distributions Net of Distributions Reinvested
Net investment income before expense support (reimbursement)	$1,948	22.5%
Expense support (reimbursement)	5,753	66.4%
Net investment income	$7,701	88.9%
Cash distributions net of distributions reinvested in excess of net investment income[2]	957	11.1%
Cash distributions declared net of distributions reinvested[3]	$8,658	100.0%

[1]	Net investment income includes expense support, net due from the Manager and Sub-Manager of $5,753 for the five months ended May 31, 2025.
[2]	Consists of distributions made from offering proceeds for the period presented.
[3]	For the five months ended May 31, 2025, excludes $8,705 of distributions reinvested pursuant to our distribution reinvestment plan.

For the years ended December 31, 2024, 2023, 2022, 2021, 2020, 2019, and 2018 distributions were paid from multiple sources and these sources included net investment income before expense support of 55.6%, 76.9%, 76.3%, 65.2%, 42.3%, 61.7%, and 85.2%, reimbursable expense support of 0.1%, 0.0%, 0.0%, 0.0%, 33.2%, 23.5% and 11.1%, and offering proceeds of 44.3%, 23.1%, 23.7%, 34.8%, 24.5%, 14.8% and 3.7%, respectively. If the Company receives additional expense support now or in the future, it will be required to repay expense support to the Manager and Sub-Manager in future periods which may reduce future income available for distributions. For additional information regarding sources of distributions, please see the annual and quarterly reports the Company files with the Securities and Exchange Commission.

We have also posted this information on our website at www.cnlstrategiccapital.com. A subscriber may also obtain this information by calling us by telephone at (866) 650-0650. The calculation of the Company’s net asset value is a calculation of fair value of the Company’s assets less the Company’s outstanding liabilities.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Sixth Amended and Restated Management Agreement (Filed herewith.)
99.1	Press Release dated June 23, 2025 (Filed herewith.)

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the items described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “will,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments, the economy and the broader financial markets, which may have a significant negative impact on the Company’s (and its businesses) financial condition, results of operations, cash flows and net asset value per share and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the other documents filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2025		CNL Strategic Capital, LLC a Delaware limited liability company

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer